                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [X] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         Jones Medical Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                         JONES MEDICAL INDUSTRIES, INC.
                                1945 CRAIG ROAD
                                P. O. BOX 46903
                           ST. LOUIS, MISSOURI 63146

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1997

     NOTICE IS HEREBY GIVEN to holders of the Common Stock, $.04 per share (the "Company"), of Jones Medical Industries, Inc. (the "Company"), a Delaware corporation, that the Annual Meeting of Shareholders of the Company will be held in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, on Tuesday, May 20, 1997, at 3:30 P.M., local time, and at any adjournment or postponement thereof, to consider and act upon the following matters as more fully described in the Proxy Statement:

          (1) The election of directors of the Company to serve for a term of one year;

          (2) Approval of an amendment to the Company's Restated Certificate of Incorporation, as heretofore amended, to increase the authorized capital stock to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock;

          (3) Approval of the Company's 1997 Incentive Stock Plan relating to 1,000,000 shares of the Company's Common Stock; and

          (4) Such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Only holders of record of Common Stock at the close of business on April 7, 1997, are entitled to vote at this meeting or any adjournment or postponement thereof.

     The Board of Directors cordially invites you to attend this meeting. If you cannot attend in person, PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD AT ONCE. IF YOU ATTEND, YOU MAY VOTE IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                           By Order of the Board of Directors of

                                                      JUDITH A. JONES
                                                         Secretary

April   , 1997
St. Louis, Missouri

                         JONES MEDICAL INDUSTRIES, INC.
                                1945 CRAIG ROAD
                                P. O. BOX 46903
                           ST. LOUIS, MISSOURI 63146

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 20, 1997

                             PURPOSE OF THE MEETING

     The Board of Directors of Jones Medical Industries, Inc. ("Company"), a Delaware corporation, furnishes this Proxy Statement and Annual Report ("Proxy Statement") in connection with the solicitation of proxies for use at the Company's Annual Meeting of Shareholders to be held on May 20, 1997 at 3:30 P.M., local time, in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri and at any adjournment or postponement thereof ("Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and as further described in this Proxy Statement.

     The Board of Directors of the Company ("Board") is soliciting proxies in the form enclosed with respect to matters to be acted upon at the Annual Meeting ("Proxy"). A shareholder of the Company may revoke a Proxy at any time before it is exercised by filing a written revocation or a duly executed Proxy bearing a later date with the Secretary of the Company, either prior to or at the Annual Meeting. If a Proxy is properly executed and returned, the shares represented by that Proxy will be voted in accordance with the instructions specified on the Proxy, or if no contrary instructions are specified, the shares will be voted in favor of the election of all of the nominees for director and "FOR" Proposals 2 and 3. This Proxy Statement and related form of Proxy are first being sent to
shareholders of the Company on or about April   , 1997.

     The Company anticipates that it will solicit Proxies primarily by mail, although directors, officers and employees of the Company (who will not receive any additional remuneration for such solicitation) may solicit Proxies by letter, personal interview and telephone. The Company will bear the total expense of the solicitation of Proxies and requests that brokers, nominees, fiduciaries and other custodians forward soliciting material to the beneficial owners of shares. The Company will reimburse such parties for their reasonable expenses incurred in forwarding such soliciting material.

     As of the date of this Proxy Statement, the Board does not know of any matters which may come before the Annual Meeting other than those which are discussed in this Proxy Statement. If any other matters properly come before the Annual Meeting, the Proxy holders will vote the shares represented by those Proxies in accordance with their best judgment on such matters.

                         SHAREHOLDERS ENTITLED TO VOTE,
                  RECORD DATE AND VOTES REQUIRED FOR APPROVAL

     The Company is authorized to issue 30,000,000 shares of common stock, $.04 par value ("Common Stock") and 1,000,000 shares of preferred stock, $.01 par value issuable in series. In accordance with the Company's Bylaws, the Board established April 7, 1997 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting ("Record Date"). As of the Record Date, there were 28,xxx,xxx shares of Common Stock issued and outstanding representing all of the shares entitled to notice of and to vote at the Annual Meeting.

     The holders of a majority of the outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each shareholder is entitled to one vote for each share of Common Stock held by that shareholder on the Record Date. There is no cumulative voting with respect to the election of directors. Therefore, the vote of a majority of the shares of Common Stock present at the Annual Meeting either in person or by proxy, voting together, will be required for the election of each director. The vote of a favorable majority of the shares of Common Stock outstanding will be required for approval of the proposed amendment to the Company's Certificate of Incorporation to increase the Company's authorized capital stock and for approval of the Company's 1997 Incentive Stock Plan.

                               BOARD OF DIRECTORS

     The Company's Certificate of Incorporation, as amended, provides for a Board constituted of not less than three (3) nor more than nine (9) directors. The Company's Bylaws currently fix the number of directors at nine (9). The directors elected at the Annual Meeting will serve a one-year term and until their successors have been duly elected and shall have qualified. Directors appointed by the Board to fill vacancies or newly created directorships serve for the remainder of the term of the directorship which is vacant or the newly created directorship. From time to time, the Board determines the size of the Board within the foregoing range.

     The Board held four (4) meetings during the fiscal year ended December 31, 1996. Each of Messrs. Patton, Polite and McLaughlin was absent from one meeting during the year. All other directors attended all Board meetings during the year. The Board also acted by unanimous written consent on five occasions during 1996. Stanley L. Lopata, Thomas F. Patton and Judith A. Jones were elected as members of the Company's audit committee. The audit committee acts as a liaison between the Board and the Company's independent auditors and reviews the results of the audit, the Company's internal controls, the audit procedures, and the independent auditor's recommendations to management. The audit committee met one
(1) time during the fiscal year ended December 31, 1996. Stanley L. Lopata, Thomas F. Patton and Edward A. Chod were elected as members of the Company's compensation committee. The compensation committee administers the Company's 1994 Incentive Stock Plan and advises the Company's chief executive officer with respect to executive compensation matters. The compensation committee met (1) time during the fiscal year ended December 31, 1996. The Company has no standing nominating committee of the Board or committees performing similar functions.

     The following biographies and other information indicate the principal occupation or employment for the past five years, the age, and the year first elected as director with respect to each nominee to become a director.

     DENNIS M. JONES, 58, the founder of the Company, has been the Company's Chairman of the Board, President and Chief Executive Officer since its inception in March 1981. Mr. Jones has been involved primarily in the pharmaceutical industry since 1964 in various marketing, management and administrative positions. He was a co-founder of O'Neal, Jones and Feldman Pharmaceuticals, which was acquired by Chromalloy American Pharmaceuticals, Inc. in 1978 and subsequently acquired by Forest Laboratories, Inc., a specialty pharmaceutical company, in 1984. Mr. Jones has been a director of Mark Twain State Bank, a subsidiary of Mark Twain Bancshares, Inc., since 1988.

     JUDITH A. JONES, 56, joined the Company in October 1981 and has been in charge of the financial affairs and books of the Company since that time. Mrs. Jones has been a Director of the Company since December 1981, and the Secretary and Treasurer since April 1982. Mrs. Jones served as Vice President of the Company from March 1985 to February 1994 and has been Executive Vice President of the Company since February 1994.

     MICHAEL T. BRAMBLETT, 54, a Director of the Company since 1987, served as Vice President--Marketing of the Company from January 1991 to February 1994 and has served as Executive Vice President since February 1994. From May 1988 through December 1990, Mr. Bramblett served as Marketing Director of Carlson Marketing Group, and from June 1987 until May 1988, he served as Corporate Vice President of S&H Motivation Company.

     G. ANDREW FRANZ, 44, a Director of the Company since 1994, became
Senior Vice President--Operations--Pharmaceuticals for the Company in February 1994. He has served as the Vice President--Operations of JMI-Canton since the facility was acquired by JMI-Canton from Bowman Pharmaceuticals, Inc. in March 1984. Prior to March 1984, Mr. Franz held various management positions for 14 years within Bowman Pharmaceuticals, Inc., including Chief Chemist and Vice President--Operations.

     DAVID A. MCLAUGHLIN, 49, a Director of the Company since 1994, became Senior Vice President--Operations--Nutritionals in February 1994. He served as the Vice President--Operations of the Company's subsidiary, American Vitamin Company from May 1988 until that company's merger into JMI Phoenix in 1993. From April 1986 to May 1988, Mr. McLaughlin was the Vice President--Sales and Marketing of JMI Phoenix. Prior to that time, Mr. McLaughlin served as an independent consultant to a number of health food, chemical and pharmaceutical companies, including JMI Phoenix. From May 1978 to January 1982 he was a supervisor of packaging and processing for the Searle Consumer Products Division of G.D. Searle & Company, a chemical company.

     STANLEY L. LOPATA, 82, a Director since 1988, is the President of Lopata Research and Development Corp. and has served in that capacity since 1988. Prior to 1988, Mr. Lopata was the Chairman of the Board of Directors and Chief Executive Officer of Carboline Corporation, a manufacturer of specialty paint and coating products, from 1960 through 1988. Mr. Lopata has been a director of Boatmen's Trust Company, a subsidiary of Boatmen's Bancshares, Inc., since 1983.

     L. JOHN POLITE, JR., 75, a Director since 1989, is Chairman of Peridot (New Jersey) Chemicals, Inc., and has served in that capacity since December 1989. He was the Chairman of the Board, President and Chief Executive Officer of Essex Chemical Corporation ("Essex") from April 1978 to October 1988 when Essex merged into Dow Chemical Company, a chemical company. Mr. Polite also serves as a director of Witco Corporation, a manufacturer and marketer of a wide range of specialty chemicals, petroleum products and engineered materials.

     EDWARD A. CHOD, 44, has been a Director since 1991. Mr. Chod is an officer and shareholder in the law firm of Greensfelder, Hemker & Gale, P.C. which he joined in 1978 and which has served as counsel to the Company since 1982.

     THOMAS F. PATTON, PH.D., 48, a Director since 1995, is President of the St. Louis College of Pharmacy and has served in that capacity since June 1994. From April 1993 until January 1994 and from January 1994 until May 1994, Dr. Patton served as Executive Director of Pharmaceutical Research and Development and as Vice President of Pharmaceutical Research and Development, respectively, at Dupont-Merck Pharmaceutical Co., a pharmaceutical company. From March 1990 through March 1993, Dr. Patton served as Director and Senior Director of Pharmaceutical Research and Development at Merck and Co., Inc., a pharmaceutical company. In 1993, Dr. Patton was President of the American Association of Pharmaceutical Scientists. Dr. Patton's 20 year career also includes tenures as Professor of Pharmaceutical Chemistry and Pharmacy Practice at the University of Kansas, Associate Director Control Development at the Upjohn Co., a pharmaceutical company, and Vice President of Operations at Oread Laboratories, Inc., a pharmaceutical company.

     Dennis M. Jones and Judith A. Jones are husband and wife. G. Andrew Franz is the son-in-law of Dennis M. and Judith A. Jones.

     No employee who is a director receives a director's fee for services rendered as a director. However, each non-employee director receives reimbursement for any expenses incurred in his capacity as a director of the Company and $3,000 per meeting of the Board of Directors attended by such non-employee director, subject to a minimum (as of December 31, 1996) of $7,500 per year. In addition, non-employee directors who are members of the Company's compensation committee receive $500 per meeting of the compensation committee attended by such non-employee director. Finally, the present non-employee directors of the Company have been granted stock options pursuant to the Company's 1994 Formula Stock Option Plan for Non-Management Directors, as set forth in the table below:

                                                 NO. OF            PER SHARE            INITIAL
                                  DATE OF       OPTIONS            EXERCISE             EXERCISE          EXPIRATION
             NAME                  GRANT       GRANTED(1)          PRICE(1)               DATE               DATE
             ----                 -------      ----------          ---------            --------          ----------
Stanley L. Lopata.............    6/1/94         11,250              $4.67               6/1/94             6/1/99
L. John Polite, Jr............    6/1/94         11,250              $4.67               6/1/94             6/1/99
Edward A. Chod................    6/1/94         11,250              $4.67               5/1/95             5/1/00
Thomas F. Patton..............    6/1/95         11,250              $4.45               5/1/96             5/1/01

---------
(1) Adjusted to reflect the three-for-two splits effected in the form of 50% stock dividends paid on March 1, 1996 and on June 10, 1996.

                               SECURITY OWNERSHIP
             OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the record and beneficial ownership of the Common Stock of the Company on the indicated date by
(i) each director or nominee for director and Named Executive (as such term is defined in "Executive Compensation--Summary Compensation Table", below) of the Company, (ii) all directors or nominees for director and executive officers of the Company as a group, and (iii) each shareholder owning of record or known to the Company to own beneficially five percent (5%) or more of the outstanding Common Stock:

                                         BENEFICIAL OWNERSHIP AS OF MARCH 3, 1997
                                        ------------------------------------------
                                           SHARES             PERCENTAGE OF SHARES
         NAME AND ADDRESS OF            BENEFICIALLY              BENEFICIALLY
         BENEFICIAL OWNER(1)              OWNED(2)                  OWNED(3)
         -------------------            ------------          --------------------
Dennis M. Jones.......................      3,642,750(4)(5)          12.7%
Chairman of the Board of Directors
  and President
Judith A. Jones.......................      1,047,937(6)              3.7%
Treasurer and Director
  Executive Vice President, Secretary,
  Treasurer and Director
Michael T. Bramblett..................        157,167(7)              0.5%
Executive Vice President and Director
G. Andrew Franz.......................        434,157(8)              1.5%
Senior Vice President--Operations--
  Pharmaceuticals and Director
David A. McLaughlin...................        112,500(9)                 *
Senior Vice President--Operations--
  Nutritionals and Director
Stanley Lopata........................        174,250(9)              0.6%
Director
  900 South Hanley Rd.
  St. Louis, MO 63105
L. John Polite, Jr....................         41,750(10)                *
Director
  211 Oldwoods Rd.
  Franklin Lakes, NJ 07417
Edward A. Chod........................         25,375(11)                *
Director
  10 South Broadway, Ste. 2000
  St. Louis, MO 63102
Thomas F. Patton, Ph.D. ..............          4,500(12)                *
Director
All Directors and Executive Officers
  as a Group (consisting of nine
  persons)............................      5,640,386                19.6%

---------
  *  Less than one-half of one percent.

 (1) Except as otherwise indicated, the address for each individual named is c/o Jones Medical Industries, Inc., 1945 Craig Road, St. Louis, Missouri 63146. Each beneficial owner has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned except that an individual may be deemed to have only indirect shared voting and investment power with respect to shares held by the individual's spouse as reflected in other footnotes.

 (2) Includes shares deemed owned as a result of purchase options which are presently or will become exercisable on or prior to June 1, 1997.

 (3) The number of shares of Common Stock deemed outstanding as of March 3, 1997 includes (i) 28,569,651 shares of Common Stock outstanding as of such date, and (ii) shares of Common Stock issuable pursuant to options held by the directors and executive officers that are currently exercisable or will become exercisable on or before June 1, 1997, by the person or group in question.

 (4) Includes 108,000 shares under option rights issued by the Company and held by Mr. Jones. Does not include 1,047,937 shares or options held by his spouse, with respect to which he disclaims beneficial ownership.

 (5) As a result of call options written and sold by Mr. Jones, an aggregate of 120,000 of the shares reflected as owned by him are subject to purchase by third parties at $40 per share under option rights expiring on March 21, 1997.

 (6) Includes 27,000 shares under option rights issued by the Company and held by Mrs. Jones. Does not include 3,642,750 shares or options held by her spouse, with respect to which she disclaims beneficial ownership.

 (7) Includes 1,318 shares held by Mr. Bramblett's wife with respect to which he disclaims beneficial ownership. Also includes 9,000 shares under option rights issued by the Company.

 (8) Includes 196,165 shares owned by Mr. Franz' wife, 51,840 shares held by his spouse as custodian for their children, 24,996 shares held by his wife as a co-trustee for the benefit of the Franz' children and 12,498 shares held by his wife as a co-trustee for the benefit of her nephew. Mr. Franz disclaims beneficial ownership of all of the shares held by his wife.

 (9) Includes 64,950 shares held in revocable trust created by Mr. Lopata's wife and with respect to which he disclaims beneficial ownership. Also includes 6,750 shares under vested and unexercised options.

(10) Includes 9,000 shares under option rights issued by the Company.

(11) Includes 6,750 shares under option rights issued by the Company.

(12) Includes 4,500 shares under option rights issued by the Company.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a class of the Company's equity securities registered under the Exchange Act, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company, including rights relating to the acquisition or disposition of any such securities. SEC regulations require such holders to furnish copies of such reports to the Company.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended December 31, 1996 all Section 16(a) filing requirements applicable to the Company's directors, officers and greater than 10% beneficial owners were complied with except that L. John Polite, Jr., a director, (i) filed a Form 4 approximately thirty days after the required filing date with respect to a sale of 1,000 shares (2,250 shares as adjusted for subsequent splits) on January 17, 1996 and (ii) filed a Form 4 approximately sixty days after the required filing date with respect to a sale of 1,000 shares on December 5, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth all compensation received in each of the three fiscal years ended December 31, 1996, 1995 and 1994 for services rendered in all capacities to the Company and its subsidiaries by the Chief Executive Officer and the other four (4) highest-compensated Executive Officers of the Company during the fiscal year ended December 31, 1996 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                             ANNUAL COMPENSATION                  COMPENSATION
                               -----------------------------------------------    ------------
                                                                                     AWARDS
                                                                                  ------------
                                                                                   SECURITIES
                                                                OTHER ANNUAL       UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      COMPENSATION(1)      OPTIONS       COMPENSATION
---------------------------    ----     ------      -----      ---------------     ----------     ------------
Dennis M. Jones,               1996    $360,000    $100,000           0             540,000        $17,599(2)
Chairman of the Board,         1995     300,000      75,000           0                   0         14,357(2)
Director and President and     1994     250,000      50,000           0                   0         13,971(2)
Chief Executive Officer

Judith A. Jones,               1996    $180,000    $ 50,000           0             135,000        $ 7,518(3)
Director, Executive Vice       1995     150,000      35,000           0                   0          5,638(3)
President, Secretary and       1994     125,000      25,000           0                   0          9,558(3)
Treasurer

Michael T. Bramblett,          1996    $180,000    $ 50,000           0              63,000        $ 7,500(4)
Director and Executive Vice    1995     150,000      35,000           0                   0          6,771(4)
President                      1994     125,000      25,000           0                   0          5,990(4)

G. Andrew Franz,               1996    $144,000    $ 40,000           0                   0        $ 7,500(4)
Director and Senior Vice       1995     120,000      20,000           0                   0          5,125(4)
President--Operations--        1994      90,000      10,000           0              56,250          4,813(4)
Pharmaceuticals

David A. McLaughlin,           1996    $144,000    $ 40,000           0                   0        $ 7,500(4)
Director and Senior Vice       1995     120,000      20,000           0                   0          5,125(4)
President--Operations--        1994      90,000      10,000           0              56,250          4,813(4)
Nutritionals

---------
(1) No Named Executive received Other Annual Compensation which is required to be reported in this column.

(2) Consists of a Company contribution to a 401(k) plan ($7,500 in 1996, $6,196 in 1995 and $6,264 in 1994) and the dollar value of premiums paid by the Company for a split-dollar life insurance policy on Mr. Jones, of which $10,099, $8,161 and $7,707 constituted his entire economic benefit in the years 1996, 1995 and 1994, respectively.

(3) Consists of a Company contribution to a 401(k) plan ($4,375 in 1996, $2,696 in 1995 and $6,774 in 1994) and the dollar value of premiums paid by the Company for a split-dollar life insurance policy on Mrs. Jones, of which $3,143, $2,948 and $2,784 constituted her entire economic benefit in the years 1996, 1995 and 1994, respectively.

(4) Consists of a Company contribution to a 401(k) plan.

STOCK OPTIONS AND INCENTIVE AWARDS

     Shareholders of the Company have approved the adoption of stock option and incentive stock plans which are administered by the Compensation Committee of the Board of Directors of the Company. At December 31, 1996, the Company had outstanding employee stock options for an aggregate of 1,381,595 shares of Common Stock at a weighted average price of $9.65 per share held by 107 employees, including the options held by the Named Executives as described below. Although permitted under certain of the stock option and incentive stock plans, the Company did not issue or have outstanding in 1996 stock appreciation rights ("SARs") or restricted share grants to any Named Executive. In November 1996 the terms of the Company's stock option plans were amended by the Board of Directors of the Company to permit "exchange exercises" in which an optionee is permitted to pay the exercise price of vested options by surrendering previously owned shares of the Company's Common Stock having a market value equal to the exercise price of the option being exercised.

     Stock Option Grants. During 1996, the Company granted stock options to the Named Executives as set forth in the following table.

                                                  INDIVIDUAL GRANTS
                                -----------------------------------------------------
                                               PERCENT OF
                                              TOTAL SHARES
                                NUMBER OF      UNDERLYING                                POTENTIAL REALIZABLE VALUE AT
                                  SHARES        OPTIONS                                     ASSUMED ANNUAL RATES OF
                                UNDERLYING      GRANTED       PER SHARE                   STOCK PRICE APPRECIATION(2)
                                 OPTIONS      TO EMPLOYEES    EXERCISE     EXPIRATION    ------------------------------
            NAME                 GRANTED       IN 1996(1)       PRICE         DATE            5%               10%
            ----                ----------    ------------    ---------    ----------         --               ---
Dennis M. Jones.............     540,000(3)       59.9%        $10.67       1/2/2005        $3,175,200       $7,824,600
Judith A. Jones.............     135,000(3)       15.0%        $10.67       1/2/2005        $  793,800       $1,956,150
Michael T. Bramblett........      63,000(4)        7.0%        $10.67       1/2/2004        $  320,670       $  768,600

---------
(1) The total number of shares underlying options granted in 1996 of 901,070 includes 40,070 shares covered by options issued on December 31, 1996 in connection with the acquisition of Abana in conversion of options previously issued by Abana.

(2) As reflected in the table appearing in the next section below, the values attributable to unexercised options based on the market value for the Common Stock at December 31, 1996, already exceed the assumed potential values reflected in this table.

(3) The non-statutory options granted to each of Mr. and Mrs. Jones become exercisable on January 2, 2004, however the options include provisions which accelerate the exercisability of such options based upon the market price for the Company's Common Stock during certain periods. As a result of such provisions, 20% of each of such options became exercisable on January 2, 1997. An additional 20% will become exercisable on each succeeding January 2 through 2001 if the average closing market price for the 15 trading days preceding or following such dates is equal to or greater than $17.78 for 1998, $21.33 for 1999, $26.67 for 2000, and $33.33 for 2001.

(4) The options granted to Mr. Bramblett are intended to qualify as an "incentive stock options" for tax purposes and become exercisable in 9,000 share installments on January 2, 1997 and each year thereafter through 2003.

     Aggregate Option Exercises during 1996 and Year End Option Values. The following table provides information with respect to the stock options exercised during the fiscal year ended December 31, 1996 and the value as of December 31, 1996 of unexercised in-the-money options held by the Named Executives. The value realized on the exercise of options is calculated using the difference between the option exercise price and the fair market value of the Company's stock on the date of the exercise. The value of unexercised in-the-money options at fiscal year end is calculated using the difference between the option exercise price and the fair market value of the Company's stock at fiscal year end, December 31, 1996.

                                                                    NUMBER OF                VALUE OF
                                                               UNEXERCISED OPTIONS     UNEXERCISED IN-THE-
                                                                       AT                MONEY OPTIONS AT
                                    SHARES                      DECEMBER 31, 1996       DECEMBER 31, 1996
                                   ACQUIRED        VALUE               (#)                     ($)
                                  ON EXERCISE     REALIZED        EXERCISABLE/             EXERCISABLE/
             NAME                     (#)           ($)           UNEXERCISABLE           UNEXERCISABLE
             ----                 -----------     --------     -------------------     -------------------
Dennis M. Jones...............            0               0             0/540,000              $0/$14,015,700
Judith A. Jones...............            0               0             0/135,000              $0/$3,503,925
Michael T. Bramblett..........      112,500      $1,162,744       112,500/63,000       $3,820,275/$1,635,354
G. Andrew Franz...............       11,250      $  203,738        11,250/33,750         $372,094/$1,116,281
David A. McLaughlin...........       22,500      $  363,600             0/33,750               $0/$1,116,281

     JMI's Employee Profit-Sharing and 401(k) Plan. The Company maintains an Employee Profit-Sharing and 401(k) Plan (the "401(k) Plan") which was originally adopted as of January 1, 1987. The 401(k) Plan provides employees with a convenient way to save on a regular and long-term basis and encourages employees to make and continue careers with the Company. The 401(k) Plan has been amended and restated from time to time, most recently as of January 1, 1997, to permit individual direction of investments and to facilitate the consolidation of the 401(k) Plan with similar employee plans maintained by Daniels Pharmaceuticals, Inc. and Abana Pharmaceuticals, Inc.

     To become eligible to participate in the 401(k) Plan, an employee must have completed six months of service and have reached his or her eighteenth birthday ("Eligible Employee"). Pursuant to the 401(k) Plan, an Eligible Employee who participates ("Participant") may direct that a portion of his or her compensation be contributed to the 401(k) Plan ("Elective Contributions"). Elective Contributions are treated as salary deferrals for federal income tax purposes and under current federal tax law may not exceed $9,500 per year. The amount of a Participant's Elective Contribution may also be limited under the Employee Retirement Income Security Act (ERISA) in the case of highly-compensated individuals, including the Named Executives. Participants are not allowed to make any voluntary contributions to the 401(k) Plan, other than their Elective Contributions.

     Each year the Company makes contributions to match all or a portion of Participants' Elective Contributions. As to any Participant in any year, such matching contributions may not exceed the lesser of (i) a Participant's Elective Contributions for such year or (ii) a maximum matching percentage of Participants' compensation determined by the Company for such year. In each of the last three years, the Company has set the maximum permitted matching contribution at five percent of Participants' compensation. In addition to matching contributions, the Company may make a discretionary contribution which is allocated among Participants' Accounts in proportion to compensation. No discretionary contributions have been made in the last three years. The Company's matching and discretionary contributions are collectively called "Company Contributions".

     A Participant's Account under the 401(k) Plan consists of the Participant's Elective Contributions, the Company Contributions allocated to the Participant and the earnings or investment performance arising from investment of such funds. Generally a participant may not make withdrawals from his 401(k) Plan Account prior to age 59 1/2, retirement, termination of employment, or other condition specified in the 401(k)

Plan without incurring tax penalties, although the Plan permits a Participant to borrow up to 50% of his Elective Contributions in certain hardship circumstances as provided in the Plan. Elective Contributions are always 100% vested, however, Company Contributions are subject to a vesting schedule described below.

    YEARS OF                                     VESTED
    SERVICE                                    PERCENTAGE
    --------                                   ----------
      2......................................         20%
      3......................................         40%
      4......................................         60%
      5......................................         80%
      6......................................        100%

Any unvested portion of Company Contributions allocated to a Participant at the time of such Participant's termination of employment with the Company, other than by retirement or death, is forfeited by the Participant. Forfeitures of discretionary Company Contributions will be allocated to the accounts of other Participants. Forfeitures of matching contributions are allocated in proportion to matching contributions.

     As of January 1, 1997, the Company had approximately 328 Eligible Employees, including the Named Executives (Dennis M. Jones, Judith A. Jones, Michael T. Bramblett, G. Andrew Franz and David A. McLaughlin). During 1996, the Company made matching contributions to the 401(k) Plan aggregating $34,375 to the accounts of the Named Executives and total matching contributions of $357,424 to all Participants' Accounts.

     Participants in the 401(k) Plan may direct investment of amounts allocated to their respective accounts among various investment funds selected by the Plan Administrator. Prior to January 1, 1997, investment of funds in the 401(k) was directed by the Trustees of the 401(k) Plan and a portion of Company Contributions was, from time to time, invested in shares of the Common Stock of the Company. The investment funds currently available under the 401(k) Plan do not include a fund for investment in the Company's Common Stock for either Elective Contributions or Company Contributions.

     The Company is the 401(k) Plan Administrator and currently pays all expenses of the 401(k) Plan other than audit fees, which are paid by the 401(k) Plan. The Company has appointed Dennis M. Jones and Judith A. Jones as Trustees of the 401(k) Plan and Smith Barney Corporate Trust Company is an additional trustee with respect to the investment funds available to Participants. The 401(k) Plan may be modified by the officers of the Company at any time, provided that the aggregate additional annual cost to the Company of any such modification does not exceed $500,000 and provided further that no modification shall adversely affect the rights of the Participants or divert any of the 401(k) Plan assets to purposes other than the benefit of the Participants.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company has established a compensation committee of the Board which serves in an advisory capacity to Dennis M. Jones, the President and Chief Executive Officer of the Company, with respect to compensation decisions concerning the Company's executive officers. The compensation committee also administers the Company's 1994 Incentive Stock Plan and will administer the 1997 Incentive Stock Plan if approved by shareholders.

COMPENSATION POLICIES

     The guiding principle of the Company is to establish a compensation program which aligns executive compensation with Company objectives and business strategies as well as financial and operational performance. In keeping with this principle, the Company seeks to:

     (1) Attract and retain qualified executives who will play a significant role in, and be committed to, the achievement of the Company's long-term goals.

     (2) Reward executives for strategic management and the long-term maximization of shareholder value.

     (3) Create a performance-oriented environment that rewards performance with respect to the financial and operational goals of the Company.

     An executive officer's performance is reviewed in such areas as quality and quantity of work, job and professional knowledge, decision making and business judgment, initiative, analytical skills, communication skills, interpersonal skills, organizational skills, commercial skills, profit and loss sensitivity, creativity and leadership.

     Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms. Bonus compensation is tied to the Company's success in achieving financial and non-financial performance goals and an executive's success in attaining personal performance goals. Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Company places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders.

CHIEF EXECUTIVE OFFICER

     In establishing Mr. Jones' compensation, the factors described above are taken into account, as well as the shareholder value which Mr. Jones has played an instrumental role in creating since the founding of the Company. Mr. Jones has spearheaded the Company's growth strategy and has been the driving force behind the Company's success. The Company believes that Mr. Jones' base salary and bonus are well within industry norms and reflect his commitment to the Company's long-term success.

     On January 2, 1996, the Committee granted incentive awards to Mr. Jones under the Company's 1994 Incentive Stock Plan in the form of "time accelerated stock options" covering 540,000 shares of the Company's Common stock. The options provide for an exercise price equal to the fair market value of the stock on the date of grant but become exercisable, in installments, prior to January 2, 2004, only if the market price for the Common Stock attains certain price levels in relevant periods. Similar options covering 135,000 shares were granted to Mrs. Jones. Neither Mr. Jones nor Mrs. Jones has previously participated in the Company's stock option plans and the Committee believes that, in view of the decreasing percentage of the Company's stock held by Mr. and Mrs. Jones, the 1996 option awards provide each of them with an element of incentive compensation which is appropriate to their respective responsibilities and yet tied to significant levels of overall increase in shareholder value.

                             COMPENSATION COMMITTEE

                               Stanley L. Lopata
                                Thomas F. Patton
                                 Edward A. Chod

                    FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S & P Midcap 400 Index and the S & P Health Care (Drugs) Index for the purposes of this performance comparison which appears below. A list of the companies included in the S & P Health Care Drugs Index follows the graph below.

         MEASUREMENT PERIOD                 JONES             S & P             S & P
        (FISCAL YEAR COVERED)              MEDICAL            MIDCAP            HEALTH
                                         INDUSTRIES,           400               CARE
                                             INC.                               DRUGS
12/91                                         100               100               100
12/92                                          96               112                80
12/93                                         183               128                73
12/94                                          91               123                85
12/95                                         334               161               146
12/96                                        1144               192               183

     The companies included in the S & P Health Care (Drugs) Index are: Eli Lilly & Co., Merck & Co., Inc., Pfizer, Inc., Schering Plough Corp., Syntax Corp. and Upjohn Company. The returns of each company with respect to the S & P Midcap 400 Index and the S & P Health Care (Drugs) Index have been weighted according to their respective stock market capitalizations.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Dennis M. Jones, Judith A. Jones, Michael T. Bramblett, G. Andrew Franz, David A. McLaughlin, Stanley L. Lopata, L. John Polite, Jr., Edward A. Chod and Dr. Thomas F. Patton are nominees for election to membership on the Board for one year terms. In each instance, the directors are elected to serve until their successors shall have been duly elected and shall have qualified.

     Unless otherwise instructed, the Proxy holders will vote for the election of the nine nominees. Although the Company does not contemplate that any nominee will decline or be unable to serve as director, in either such event, the Proxies will be voted for such other person as may be designated by the Board.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES.

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK
                                (PROPOSAL NO. 2)

GENERAL

     Article III of the Company's Restated Certificate of Incorporation as amended (the "Certificate") presently authorizes the issuance of 30,000,000 shares of Common Stock, $.04 par value, and 1,000,000 shares of Preferred Stock, $.01 par value, in various classes or series, with such designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof as the Company's Board of Directors may determine. No shares of Preferred Stock are presently outstanding.

     The proposed amendment to Article III of the Certificate would increase the number of shares of Common Stock which the Company is authorized to issue from 30,000,000 to 75,000,000 and the number of shares of Preferred Stock from 1,000,000 to 5,000,000. The full text of the proposed amendment to Article III of the Certificate is attached to this Proxy Statement as Exhibit A which shareholders are urged to read carefully. In the event that the amendment to
Article III is adopted, it is the intention of the Company to adopt a restated certificate of incorporation reflecting all prior amendments to the Certificate. Under Delaware law, such restatement may be undertaken by the Company without action by the shareholders.

     As a result of a significant number of share issuances during 1996, including two three-for-two stock splits of the Common Stock, the sale of additional shares of Common Stock in an underwritten offering, and the issuance of shares of Common Stock in connection with the acquisitions of Galen Drugs of Florida, Inc (and its subsidiary, Daniels Pharmaceuticals, Inc.) and of Abana Pharmaceuticals, Inc., the Company has utilized substantially all of its presently authorized Common Stock.

     As of March 3, 1997, 28,569,651 shares of Common Stock were issued and outstanding. In addition, options to acquire 1,xxx,xxx shares of Common Stock have been granted and remain outstanding under the Company's various stock option and incentive stock plans described elsewhere herein. Since the Company must reserve and have available shares for issuance upon exercise of outstanding options, the Company has only xxxxxx shares currently available for use. Although the Company's existing stock option and incentive plans would permit the Company to issue rights in respect of up to an additional xxx,xxx shares of Common Stock the Company could be required, in the absence of an increase in the number of shares which are authorized to be issued, to reacquire shares, in the open market or otherwise, in support of possible future option grants.

     The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently outstanding do not) entitle the holders thereof to preemptive rights.

PURPOSE AND EFFECT OF THE AMENDMENT

     The Board believes that it is desirable to have additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends or splits and other corporate purposes. Having such authorized shares available for issuance in the future would give the Company greater flexibility and allow shares of Common Stock to be issued without the expense and delay of a special shareholders' meeting. The shares of Common Stock would be available for issuance without further action by the shareholders unless such action is required by applicable law or the rules of any stock exchange on which the Company's securities may be listed.

The Board further believes that an increase in the number of shares of Preferred Stock authorized by the certificate is appropriate to provide the Company with increased flexibility for the use of such shares in connection with possible financing and acquisition activity. While the terms of the Preferred Stock can be fixed by the Board of Directors to meet many of the economic objectives which may arise in the context of financing and acquisition activity, the relatively small number of shares of Preferred Stock presently authorized make it unlikely that even if all shares were to be issued there would be a sufficient number of shares of a class of Preferred Stock issued and outstanding to allow an organized trading market to develop for such shares.

     The authorization of the increase in the Company's authorized capital stock is not being sought to address any specific financing or acquisition pending at the date of this Proxy Statement. Although authorization is not being sought in response to any indication or proposal that the Company is a target for take-over activity, holders of the Company's Common Stock should consider the fact that the increase in the authorized capital stock of the Company, coupled with the Board's power to authorize the issuance of the shares and the ability of the Board to set the terms of the Preferred Stock, means that the Board could in the future act to cause the issuance of shares in a manner or on terms which might thwart or complicate efforts of a third party to attempt to gain control of the Company.

VOTE REQUIRED

     Under the Delaware corporation law, the affirmative vote of the holders of a majority of the shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting is required to adopt the proposal to increase the authorized Common Stock of the Company.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF THE COMPANY.

                 RATIFICATION OF THE ADOPTION OF THE COMPANY'S
                           1997 INCENTIVE STOCK PLAN
                                (PROPOSAL NO. 3)

     The Board of Directors has adopted an Incentive Stock Plan known as the Jones Medical Industries, Inc. 1997 Incentive Stock Plan ("1997 ISP"). The purpose of the 1997 ISP, which is substantially identical in form to the Company's 1994 Incentive Stock Plan previously approved by shareholders, is to encourage employees, including officers and directors who are employees, to contribute to the success of the Company and to provide additional incentive to continue and advance in their employment. The 1997 ISP relates to a maximum of 1,000,000 shares of the Company's Common Stock. A copy of the 1997 ISP is attached as Appendix II to this Proxy Statement.

     Under the 1997 ISP, incentives in a variety of forms may be granted to employees of the Company. Such incentives may consist of any one or a combination of (i) incentive stock options (or other statutory stock options);
(ii) non-qualified stock options; (iii) performance share awards; and/or (iv) restrictive stock grants (collectively, "Incentives"). Regular full-time employees of the Company and its subsidiaries, including officers, whether or not directors of the Company, are eligible to participate in the 1997 ISP ("Eligible Employees"). The Compensation Committee of the Board of Directors shall administer the 1997 ISP and determine among other things, the recipients of the Incentives, the form which such Incentives will take, and the amount of each Incentive awarded. It is intended that Incentive awards will be made principally to those employees who are key officers or management employees of the Company or a subsidiary and who are in a position to have significant impact on achievement of the Company's long-term objectives.

     Although under existing stock incentive and stock option plans the Company is permitted to grant awards for up to xxxxxx shares, the Board believes it is appropriate to seek authorization of an additional plan at this time in part. Recent changes in the accounting treatment applicable to employee stock options would cause the Company to reduce its net income by the amount, if any, by which the fair market value of shares subject to options exceeds the option price on the date of shareholder approval and in order to avoid such charges the Company believes it is appropriate to obtain shareholder approval of the plan in advance of any option grant.

     STOCK OPTION INCENTIVES. Incentives may be granted in the form of options to purchase shares of the Company's Common Stock ("Options") either qualifying as Incentive Stock Options under the Internal Revenue Code of 1986, as amended (the "Code") ("ISOs"), other statutory stock options under the Code, or non-qualified options.

     The exercise price per share with respect to each Option shall not be less than 90% of the fair market value of the Company's Common Stock as of the date such Option is granted, as determined by the Compensation Committee; however, the exercise price with respect to each ISO shall not be less than 100% of such fair market value. Furthermore, the exercise price per share with respect to any ISO granted to a person deemed to own more than 10% of the outstanding Common Stock of the Company ("10% Shareholder") shall not be less than 110% of the fair market value of the Company's Common Stock as of the date such ISO is granted.

     The period of each Option shall be fixed by the Compensation Committee, except that ISOs shall not be exercisable for more than ten (10) years after their grant and no ISO granted to a 10% Shareholder shall be exercisable after the fifth anniversary of the date of grant.

     The exercise price of each Option granted under the 1997 ISP is payable to the Company at the time such Option is exercised either in the form of cash or, in whole or in part, in the form of shares of Common Stock of the Company already owned by the grantee. (See "Exchange Exercise Feature" below.)

     Except as may otherwise be permitted by the Code, the Compensation Committee shall not, in the aggregate, grant to an Eligible Employee ISOs that are first exercisable during any one calendar year to the extent that the Eligible Employee holds exercisable ISOs exercisable into underlying Common Stock with a fair market value, at the time the ISOs are granted, in excess of $100,000.

     The federal income tax treatment of Options granted under the 1997 ISP depends on the form of the Option granted. With respect to ISOs, a grantee recognizes capital gains income upon the disposition of the stock acquired upon exercise of an ISO in an amount equal to the difference between the sale price of the stock and the exercise price of the ISO. The Company is not entitled to a tax deduction with respect to the grant or exercise of an ISO nor with respect to any disposition of the shares acquired by exercise of ISOs after certain holding periods, as described in Section 422A(a)(1) of the Code. With respect to options which are not ISOs, a grantee recognizes ordinary income upon the exercise of such option in an amount equal to the difference between the fair market value of the stock as of the date of exercise and the exercise price of the option. At such time, the Company is entitled to a corresponding compensation expense deduction.

     PERFORMANCE SHARE AWARDS. The Compensation Committee may grant Incentive awards under which payment may be made if the performance of the Company or any subsidiary or division of the Company selected by the Compensation Committee meets certain goals established by the Compensation Committee during a time period designated by the Compensation Committee. Such awards shall be subject to terms and conditions set forth in the 1997 ISP and otherwise prescribed by the Compensation Committee. Each Performance Share Award shall be expressed in terms of shares of Common Stock and may be paid in shares of Common Stock, cash or a combination thereof. Any cash payment shall be based on the fair market value of the Common Stock on, or as soon as practicable prior to, the date of payment.

     RESTRICTED STOCK AWARDS. The Company may issue shares of restricted Common Stock to Eligible Employees, subject to certain terms and conditions set forth in the 1997 ISP, including, without limitation, continued employment with the Company for a period of time designated by the Compensation Committee ("Restriction Period"). Shares of Common Stock issued in the form of Restricted Stock will not be transferable by the grantee during the Restriction Period. The Compensation Committee can provide that dividends on Restricted Stock awards either be paid to the grantee or accumulated for the benefit of the grantee and paid only after the end of the Restriction Period.

     EXCHANGE EXERCISE FEATURE. In November 1996 the Board of Directors amended all of the Company's existing stock option plans to permit employees, without further action by the Compensation Committee, the right to make payment of the exercise price in respect of outstanding options by delivering to the Company shares of the Company's Common Stock having a current market price equal to the option exercise price, provided, however, that the shares being tendered to the Company in payment of the exercise price must have been owned by the Company for at least one year. This so-called "exchange exercise" feature also applies to the 1997 ISP although both the 1997 ISP and the 1994 Incentive Stock Plan permit such a method of payment in the discretion of the Compensation Committee even in the absence of the November 1996 action.

     As of March 31, 1997, the market price of the Company's Common Stock was
$     per share. As of the date of this Proxy Statement, no Incentives have been granted under the 1997 ISP and the amount of benefits which may be received under the 1997 ISP by the Named Executives and the other employees of the Company is not determinable.

     Ratification of the adoption of the 1997 ISP requires the affirmative vote of a majority of the shares of Common Stock. Unless otherwise instructed, the Proxyholders will vote for the ratification of the adoption of the 1997 ISP.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE ADOPTION OF THE COMPANY'S 1994 INCENTIVE STOCK PLAN.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board reappointed the accounting firm of Ernst & Young LLP ("Ernst & Young") as independent auditors for the Company for fiscal year 1997.

     Ernst & Young has served as the Company's independent auditors since December, 1985. Audit services performed by Ernst & Young during fiscal year 1996 consisted of the examination of annual financial statements of the Company and services related to filings with the Securities and Exchange Commission ("SEC") including, without limitation, the Company's Form S-3 Registration Statement filed with the SEC on February 26, 1996,

     matters relating to the restatement of the Company's historical financial statements arising from the "pooling of interests" accounting treatment accorded the Company's acquisition of Galen Drugs of Florida, Inc. (and its principal operating subsidiary, Daniels Pharmaceuticals, Inc.) and reported on Form 8-K Current Reports dated August 30, 1996 and November 8, 1997, and filed with the SEC, and the Company's Form S-4 Registration Statement filed with the SEC November 8, 1997, relating to certain of the shares of the Company's Common Stock to be issued in connection with the acquisition of Abana Pharmaceuticals, Inc. which became effective on December 31, 1997.

     A representative of Ernst & Young will be present at the Annual Meeting and will be given an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                                 OTHER MATTERS

     The Board knows of no other matters which may come before the Annual Meeting. If any matters other than those referred to above should properly come before the Annual Meeting, the persons designated by the Board to serve as proxies intend to vote such proxies in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

     The Company must receive at its principal executive offices, directed to the attention of the Secretary, any proposal to be presented at next year's
annual meeting of shareholders not later than December   , 1997 for
consideration for inclusion in the Company's Proxy Statement and form of proxy relating to the annual meeting of shareholders to be held in 1998. Any such proposal must comply in all respects with the rules and regulations of the United States Securities and Exchange Commission.

      AVAILABILITY OF ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     UPON RECEIPT OF A WRITTEN REQUEST, WITHOUT CHARGE, THE COMPANY WILL PROVIDE ANY BENEFICIAL OWNER OF THE COMMON STOCK (AS OF THE RECORD DATE) WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY'S MOST RECENT FISCAL YEAR. A BENEFICIAL OWNER WHO IS NOT A RECORD OWNER AS OF THE RECORD DATE SHOULD INCLUDE IN SUCH A REQUEST A REPRESENTATION THAT THE INDIVIDUAL OR ENTITY WAS A BENEFICIAL OWNER AS OF THE RECORD DATE. PLEASE DIRECT ALL REQUESTS TO:

                           Judith A. Jones, Secretary
                         Jones Medical Industries, Inc.
                                1945 Craig Road
                           St. Louis, Missouri 63146

                                          By Order of the Board of Directors of
                                          Jones Medical Industries, Inc.

                                                     JUDITH A. JONES
                                                        Secretary

April   , 1997

                                                                      Appendix I

            PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE
              OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

                                 ARTICLE THREE

     (a) The total number of shares of all classes of stock which the Corporation shall have the authority to issue is Eighty Million (80,000,000) shares consisting of Seventy-five Million (75,000,000) shares of Common Stock, par value of $0.04 per share, and Five Million (5,000,000) shares of Preferred Stock, par value of $0.01 per share.

     (b) The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges.

     (c) The board of directors shall have the authority, to the full extent now or hereafter permitted by law, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock from time to time on such terms as it may determine, by filing a certificate pursuant to the applicable law of the State of Delaware, and to establish from time to time the number of shares to be included in each such class or series of Preferred Stock, and to fix by resolution or resolutions the designations, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

     The authority of the board of directors with respect to each class or series shall include, but not be limited to, determination of the following:

          (i) The number of shares constituting that class or series and the distinctive designation of that class or series;

          (ii) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that class or series;

          (iii) Whether the class or series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms and conditions of such voting rights;

          (iv) Whether that class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors shall determine;

          (v) Whether or not the shares of that class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) Whether that class or series shall have a sinking fund for the redemption or purchase of shares of the class or series, and if so, the terms and amount of such sinking fund;

          (vii) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) Any other relative rights, preferences and limitations of that class or series.

                                  Appendix I-1

                                                                     Appendix II

                         JONES MEDICAL INDUSTRIES, INC.

                           1997 INCENTIVE STOCK PLAN

     The 1997 Incentive Stock Plan ("1997 ISP") of Jones Medical Industries, Inc. (the "Company") is established to encourage eligible employees of the Company, and its subsidiaries to acquire Common Stock in the Company. It is believed that the 1997 ISP will (i) stimulate employees' efforts on the Company's behalf, (ii) tend to maintain and strengthen their desire to remain with the Company, (iii) be in the interest of the Company and its Stockholders, and (iv) encourage such employees to have a greater personal financial investment in the Company through ownership of its Common Stock.

1. ADMINISTRATION

     The 1997 ISP shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"); provided, however, that for purposes of the ISP there shall be excluded from such Committee any member who is not a "disinterested person" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee is authorized, subject to the provisions of the 1997 ISP, to establish such rules and regulations as it deems necessary for the proper administration of the 1997 ISP, and to make such determinations and to take such action in connection therewith or in relation to the 1997 ISP as it deems necessary or advisable, consistent with the 1997 ISP. The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other senior member of management as the Committee deems appropriate; provided however, that the Committee may not delegate its authority with regard to any matter or action affecting an officer subject to Section 16 of the Exchange Act.

     For the purpose of this section and all subsequent sections, the 1997 ISP shall be deemed to include this plan and any comparable sub-plans established by subsidiaries which, in the aggregate, shall constitute one plan governed by the terms set forth herein.

2. ELIGIBILITY

     Regular full-time employees of the Company and its subsidiaries, including officers, whether or not directors of the Company, shall be eligible to participate in the 1997 ISP ("Eligible Employees") if designated by the Committee or its delegate. Those directors who are not regular employees are not eligible. It is intended that awards will be made principally to those employees who are officers or key employees of the Company or a subsidiary, including executive officers subject to Section 16 of the Exchange Act, and who are in a position to have significant impact or achievement of the Company's long term objectives.

3. INCENTIVES

     Incentives under the ISP may be granted in any one or a combination of (i) Incentive Stock Options (or other statutory stock options); (ii) Nonqualified Stock Options; (iii) Performance Share Awards; and (iv) Restricted Stock Grants (collectively "Incentives"). All Incentives shall be subject to the terms and conditions set forth herein and to such other terms and conditions as may be established by the Committee. Determinations by the Committee under the ISP including without limitation, determinations of the Eligible Employees, the form, amount and timing of Incentives, the terms and provisions of Incentives, and the agreements evidencing Incentives, need not be uniform and may be made selectively among Eligible Employees who receive, or are eligible to receive, Incentives hereunder, whether or not such Eligible Employees are similarly situated.

                                  Appendix II-1

4. SHARES AVAILABLE FOR INCENTIVES

     (a) Shares Subject to Issuance or Transfer. There is hereby reserved for issuance under the 1997 ISP an aggregate of 1,000,000 shares of the Company's Common Stock ("Common Stock").


     In the event of a lapse, expiration, termination or cancellation of any Incentive granted under the 1997 ISP without the issuance of shares or payment of cash, or if shares are issued under a Restricted Stock Grant hereunder and are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Incentive may again be used for new Incentives hereunder; provided that in no event may the number of shares issued hereunder exceed the total number of shares reserved for issuance.

     (b) Limitations on Individual Awards. In any given year, no eligible employee may be granted Incentives covering more than two and one-half percent (2.5%) of the number of fully-diluted shares of the Company's Common Stock outstanding as of the first business day of the Company's fiscal year.

     (c) Recapitalization Adjustment. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the ISP, in the number and kind of shares covered by Incentives granted, and, in the case of Stock Options, in the option price.

5. STOCK OPTIONS

     The Committee may grant options qualifying as Incentive Stock Options under the Internal Revenue Code of 1986, as amended or any successor code thereto (the "Code"), other statutory options under the Code, and Nonqualified Options (collectively "Stock Options"), and such Stock Options shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) Option Price. The option price per share with respect to each Stock Option shall be determined by the Committee, but shall not be less than 90% of the fair market value of the Common Stock on the date the Stock Option is granted, as determined by the Committee; provided, however, that the option price per share with respect to each Incentive Stock Option shall not be less than 100% of the fair market value of the Common Stock on the date the Incentive Stock Option is granted, as determined by the Committee; and provided further that the option price per share with respect to any Incentive Stock Option granted to a person deemed to own more than ten percent (10%) of the Company's outstanding Common Stock shall not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. During any period in which the Common Stock is listed for trading on a registered national securities exchange or on the NASDAQ National Market System, the fair market value shall be based on the average or closing price (or bid and asked prices, as appropriate) on the date of grant.

     (b) Period of Option. The period of each Stock Option shall be fixed by the Committee, except that (i) every Incentive Stock Option granted shall be exercisable not more than ten (10) years after the date so granted, and (ii) no Incentive Stock Option granted to a person deemed to own more than ten percent (10%) of the Company's outstanding Common Stock shall be exercisable after the fifth anniversary of the date of grant of such Incentive Stock Option.

     (c) Payment. The option price shall be payable at the time the Stock Option is exercised in cash or, at the discretion of the Committee, in whole or in part in the form of shares of Common Stock already owned by the grantee (based on the fair market value of the Common Stock on the date the option is exercised as determined by the Committee). No shares shall be issued until full payment therefor has been made. A grantee of a Stock Option shall have none of the rights of a stockholder until the shares are issued.


                                  Appendix II-2

     (d) Exercise of Option. The shares covered by a Stock Option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to the final expiration of the Stock Option. In no event (including those specified in paragraphs (e), (f ) and (g) of this section below) shall any Stock Option be exercisable after its specified expiration period.

     (e) Termination of Employment. Upon the termination of a Stock Option grantee's employment (for any reason other than retirement, death or termination for deliberate, willful or gross misconduct), Stock Option privileges shall be limited to the shares which were immediately exercisable at the date of such termination and except as herein after provided, such privileges shall remain exercisable for not more than thirty days following the date of termination of employment or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion may provide that any Stock Options outstanding but not yet exercisable upon the termination of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such Stock Option privileges shall expire unless exercised within such period of time after the date of such termination as may be established by the Committee either at the date such Stock Option is granted or subsequently. If a Stock Option grantee's employment is terminated for deliberate, willful or gross misconduct, as determined by the Company, all rights under the Stock Option shall expire upon receipt of the notice of such termination.

     (f) Retirement. Upon retirement of the Stock Option grantee, Stock Option privileges shall apply to those shares immediately exercisable at the date of retirement and such privileges shall remain in force until the earlier of six months following the date of retirement or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion, may provide at the time of grant that any Stock Options outstanding but not yet exercisable upon the retirement of the Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Stock Option privileges shall expire unless exercised within such period of time as may be established by the Committee.

     (g) Death. Upon the death of a Stock Option grantee, Stock Option privileges shall apply to those shares which were immediately exercisable at the time of death and such privileges shall remain in force until the earlier of one year following the date of death or the stated expiration date of the Stock Option if earlier. The Committee, however, in its discretion, may provide at the time of grant that any Stock Options outstanding but not yet exercisable upon the death of a Stock Option grantee may become exercisable in accordance with a schedule to be determined by the Committee. Such privileges shall expire unless exercised by legal representatives within a period of time as determined by the Committee but in no event later than the date of the expiration of the Stock option.

     (h) Limits on Incentive Stock Options. Except as may otherwise be permitted by the Code, the Committee shall not,, in the aggregate, grant an Eligible Employee, Incentive Stock Options that are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Options are granted, exceeds $100,000.

6. PERFORMANCE SHARE AWARDS

     The Committee may grant awards under which payment may be made in shares of Common Stock, cash or any combination of shares and cash if the performance of the Company or any subsidiary or division of the Company selected by the Committee during the Award Period meets certain goals established by the Committee ("Performance Share Awards"). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

     (a) Award Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made ("Award Period"). The Committee shall also establish performance objectives ("Performance Goals") to be met by the Company, subsidiary or division during the Award Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholder equity, return on assets, net income, or any other

                                  Appendix II-3
financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

     (b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum-payment. The Performance Share Award shall be expressed in terms of shares of Common Stock and referred to as "Performance Shares". After the completion of an Award Period, the performance of the Company, subsidiary or division shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. The Committee, in its discretion, may elect to make payment in shares of Common Stock, cash or a combination of shares and cash. Any cash payment shall be based on the fair market value of Performance Shares on, or as soon as practicable prior to, the date of payment.

     (c) Revision of Performance Goals. At any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company, subsidiary or division and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.

     (d) Requirement of Employment. A grantee of a Performance Share Award must remain in the employment of the Company until the completion of the Award Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment where such an exception is deemed equitable.

     (e) Dividends. The Committee may, in its discretion, at the time of the granting of a Performance Share Award, provide that any dividends declared on the Common Stock during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a grantee, be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and used to increase the number of Performance Shares of the grantee

7. RESTRICTED STOCK GRANTS

     The Committee may issue shares of Common Stock to a grantee which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe ("Restricted Stock Grant"):

     (a) Requirement of Employment. A grantee of a Restricted Stock Grant must remain in the employment of the Company during a period designated by the Committee ("Restriction Period"). If the grantee leaves the employment of the Company prior to the end of the Restriction Period, the Restricted Stock Grant shall terminate and the shares of Common Stock shall be returned immediately to the Company, provided that the Committee may, at the time of the grant, provide for the employment restriction to lapse with respect to a portion or portions of the Restricted Stock Grant at different times during the Restriction Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment restriction as it deems equitable.

     (b) Restrictions on Transfer and Legend on Stock Certificates. During the Restriction Period, the grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of Common Stock except to a successor under
Section 9 hereof. Each certificate for shares of Common Stock issued hereunder shall contain a legend giving appropriate notice of the restrictions in the grant.

     (c) Escrow Agreement. The Committee may require the grantee to enter into an escrow agreement providing that the certificates representing the Restricted Stock Grant will remain in the physical custody of an escrow holder until all restrictions are removed or expire.


                                  Appendix II-4

     (d) Lapse of Restrictions. All restrictions imposed under the Restricted Stock Grant shall lapse upon the expiration of the Restriction Period if the conditions as to employment set forth above have been met. The grantee shall then be entitled to have the legend removed from the certificates.

     (e) Dividends. The Committee shall, in its discretion, at the time of the Restricted Stock Grant, provide that any dividends declared on the Common Stock during the Restriction Period shall either be (i) paid to the grantee, or (ii) accumulated for the benefit of the grantee and paid to the grantee only after the expiration of the Restriction Period.

8. DISCONTINUANCE OR AMENDMENT OF THE PLAN.

     The Board of Directors may discontinue the 1997 ISP at any time and may from time to time amend or revise the terms of the 1997 ISP as permitted by applicable statutes except that it may not revoke or alter, in a manner unfavorable to the grantees of any Incentives hereunder, any Incentives then outstanding, nor may the Board amend the 1997 ISP without stockholder approval, where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. No incentive shall be granted under the 1997 ISP after May 31, 2007 but Incentives granted theretofore may extend beyond that date.

9. NONTRANSFERABILITY

     Each Incentive granted under the 1997 ISP shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code, and with respect to Stock Options, shall be exercisable, during the grantee's lifetime, only by the grantee or the grantee's guardian or legal representative.

10. NO RIGHT OF EMPLOYMENT

     Neither the 1997 ISP nor any Incentives granted hereunder shall confer upon any Eligible Employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an Eligible Employee at any time and for any or no reason.

11. TAXES

     The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or shares deliverable under the 1997 ISP after giving the person entitled to receive such amount or shares notice as far in advance as practicable and may condition delivery of certificates evidencing shares awarded or purchased under the 1997 ISP upon receipt of funds to effect such withholding.

12. LISTING AND REGISTRATION OF THE SHARES

     Each option issued hereunder shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

13. EFFECTIVE DATE

     The Plan shall be effective as of the later of the date upon which the 1997 ISP is approved by shareholders of the Company or June 1, 1997 (the "Effective Date"); no Incentives may be awarded under the 1997 ISP prior to the Effective Date.

                                  Appendix II-5

================================================================================
    PROXY                JONES MEDICAL INDUSTRIES, INC.

             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--MAY 22, 1996 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints JUDITH A. JONES and DENNIS M. JONES, and each of them, proxy, with full power of substitution, to vote all the shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of JONES MEDICAL INDUSTRIES, INC. to be held in the Amphitheater at the Ritz-Carlton Hotel, 100 Carondelet Plaza, Clayton, Missouri, on May 22, 1996 at 3:30 p.m., and at any adjournment or postponement thereof, and to take action on the proposals listed hereon and any other business that may lawfully come before the meeting, hereby revoking all proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said proxy may lawfully do by virtue hereof.
        UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS LISTED BELOW: IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
        In his/her discretion, each proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        PROPOSAL 1-- Election of Directors

    [ ] FOR all nominees listed below.  [ ] WITHHOLD AUTHORITY for all nominees.

     To withhold authority to vote for any individual nominee or nominees, line through or strike out the nominee's or nominees' name or names below:

    Michael T. Bramblett, Edward A. Chod, G. Andrew Franz, Dennis M. Jones, Judith A. Jones, Stanley L. Lopata, David A. McLaughlin, L. John Polite,
                             Jr., Thomas F. Patton

         The Board of Directors Recommends a Vote FOR all nominees listed.

        PROPOSAL 2-- Approval of Amendment to the Certificate of
                    Incorporation to Increase the authorized capital stock to 75,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock

               [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

        PROPOSAL 3-- Approval of the Company's 1997 Incentive Plan relating to
                    1,000,000 shares of Common Stock

               [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        The shares represented by this proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed proxy is returned, such shares will be voted FOR all proposals listed.

    Date , 1997

                                            --------------------------------
                                                       Signature

                                            --------------------------------
                                               Signature if held jointly

                                            Please date and sign as your
                                            name appears above and return in
                                            the enclosed envelope. If acting
                                            as attorney, executor,
                                            administrator, trustee or
                                            guardian, you should so indicate
                                            when signing. If the signor is a
                                            corporation, please sign the
                                            full corporate name, by duly
                                            authorized officer. If shares
                                            are held jointly, each
                                            shareholder named should sign.